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Exhibit 23.3

Consent of Independent Public Accounting Firm

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of Pacific Premier Bancorp, Inc. of our report dated February 11, 2013, relating to the financial statements of First Associations Bank for the years ended December 31, 2012 and 2011, which report was included in a Current Report on Form 8-K filed by Pacific Premier Bancorp, Inc. with the U.S. Securities and Exchange Commission on March 21, 2013, and to the reference to us under the heading "Experts" included in the proxy statement/prospectus.

/s/ Jones Baggett LLP

Dallas, Texas
April 30, 2013

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  Exhibit 23.3
Consent of Independent Public Accounting Firm